As filed with the Securities and Exchange Commission on April 13, 1999


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  March 30, 1999
                       (Date of earliest event reported)


                     Inland Mortgage Investors Fund, L.P.
            (Exact name of registrant as specified in the charter)



        Delaware                0-15759              36-3436439

(State or other jurisdiction (Commission File No.)   (IRS Employer
  of incorporation)                                  Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)



                                Not Applicable
         (Former name or former address, if changed since last report)










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Item 2. Acquisition or Disposition of Assets


On March 30, 1999, the Partnership sold its remaining asset, a 62-unit apartment building located at Indian Trail Road in Aurora, Illinois, to John Bozonelos and Wakeef Aiyash, two unaffiliated individuals, for $1,275,000 on an all cash basis. The property had a basis of $1,131,639, resulting in a gain of $138,788, net of closing costs. Net sales proceeds will be distributed to the Limited Partners during second or third quarter 1999 after a final reconciliation of property and Partnership expenses.


Item 7. Financial Statements and Exhibits

        (a) Financial Statements. Not Applicable

        (b) Pro Forma Financial Information - Narrative

As a result of the sale of the property, prospectively there will be no property operations included in the financial statements of the Partnership. The following sets forth the amounts of selected accounts in the financial statements of the Partnership:


                                   For the year
                                      ended
                                   December 31,
                                       1998
                                  --------------
        Rental Income             $  253,430
        Operating Expense            266,123
        Net loss                     (55,906)


In addition, as a result of the sale of the property, there are no significant assets or liabilities, including but not limited to investment property.


















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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     Inland Mortgage Investors Fund, L.P.
                                                (Registrant)

                                     By:    Inland Real Estate Investment
                                            Corporation, General Partner



                                     /S/    KELLY TUCEK

                                     By:    Kelly Tucek
                                            Principal Financial Officer
                                            and Principal Accounting Officer
                                     Date:  April 13, 1999



























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